IDS Life of New York Employee Benefit Annuity
Registration No. 33-52567/811-3500

                   EXHIBIT INDEX

Exhibit  9:       Opinion of Counsel, dated April 27, 2000.

Exhibit  10:      Consent of Independent Auditors, dated April 24, 2000.